Exhibit 23.2

TBPE REGISTERED ENGINEERING FIRM F-1580	FAX (713) 651-0849
1100 LOUISIANA SUITE 3800	HOUSTON, TEXAS 77002-5235	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Ryder Scott Company, L.P. hereby consents to the references to its firm in the form and context in which they appear in this Annual Report on Form 10-K filed by Laredo Petroleum Holdings, Inc. (the “Annual Report”).  Ryder Scott Company, L.P. hereby further consents to the use and incorporation by reference of information from its reports regarding those quantities estimated by Ryder Scott of proved reserves of Laredo Petroleum Holdings, Inc. and its subsidiaries, the future net revenues from those reserves and their present value for the years ended December 31, 2011, 2010 and 2009, and to the inclusion of its summary report dated January 20, 2012 as an exhibit to the Annual Report.  We herby further consent to the incorporation by reference thereof into Laredo Petroleum Holdings, Inc.’s Registration Statement on Form S-8 (File No. 333-178828).

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
March 20, 2012

SUITE 600, 1015 4TH STREET, S.W.	CALGARY, ALBERTA T2R 1J4	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258